Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON FOUNDED 1866	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

                             January 25, 2013

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

Re: Discover Financial Services

       3.850% Senior Notes Due 2022

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Discover Financial Services, a Delaware corporation (the “Issuer”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration, as more fully described in the Registration Statement, of $500,000,000 aggregate principal amount of the Issuer’s 3.850% Senior Notes Due 2022 (the “Exchange Notes”), which are to be offered in exchange for an equivalent principal amount of currently outstanding 3.850% Senior Notes Due 2022 (the “Original Notes”). The Original Notes were, and the Exchange Notes will be, issued under the Senior Indenture, dated as of June 12, 2007 (the “Indenture”), by and between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”). Original Notes that are accepted in exchange for Exchange Notes will be cancelled and retired.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the Indenture and the form of Exchange Notes. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination. In addition, we have assumed that there will be no change in the laws currently applicable to the Issuer and that such laws will be the only laws applicable to the Issuer.

Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Discover Financial Services

January 25, 2013

1. The Exchange Notes have been duly authorized by the Issuer.

2. Upon effectiveness of the Registration Statement, as finally amended (including all post-effective amendments, if any), under the Securities Act, qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), execution and delivery of the Exchange Notes by the proper officers of the Issuer, authentication thereof by the Trustee in accordance with the provisions of the Indenture and receipt of the Original Notes by the Issuer in exchange for the Exchange Notes, the Exchange Notes will constitute valid and binding obligations of the Issuer except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

This opinion letter is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the exchange of the Exchange Notes, as contemplated by the Registration Statement. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Very truly yours,

/s/ Sidley Austin LLP